UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 10, 2022

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Lane West

Hampton, NH 03842

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Planet Fitness, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

General

On February 10, 2022 (the “Closing Date”), Planet Fitness Master Issuer LLC, a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Master Issuer”), completed its previously announced refinancing transaction, pursuant to which it issued $425 million in aggregate principal amount of Series 2022-1 3.251% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $475 million in aggregate principal amount of Series 2022-1 4.008% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and together with the Class A-2-I Notes, the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into the previously announced revolving financing facility that allows for the issuance of up to $75 million in Series 2022-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), and certain letters of credit, all of which was fully drawn in connection with the closing. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued in a securitization transaction pursuant to which substantially all of the Company’s revenue-generating assets in the United States are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned direct and indirect subsidiaries of the Master Issuer that act as Guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.

The Notes were issued under an Amended and Restated Base Indenture dated as of the Closing Date (the “Base Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.1, and the related supplemental indenture dated as of the Closing Date (the “Series 2022-1 Supplement” and collectively with the Base Indenture, the “Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.2, each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture will allow the Master Issuer to issue additional series of notes in the future subject to certain conditions.

Class A-2 Notes

While the Class A-2 Notes are outstanding, payments of principal and interest are required to be made on the Class A-2 Notes on a quarterly basis. The quarterly payments of principal on the Class A-2 Notes may be suspended in the event that the leverage ratio for the Company and its subsidiaries, including the securitization entities, is, in each case, less than or equal to 5.00x.

The legal final maturity date of the Class A-2 Notes is in December of 2051, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2-I Notes will be repaid in December of 2026 and the Class A-2-II Notes will be repaid in December of 2031. If the Master Issuer has not repaid or refinanced the Class A-2 Notes prior to their respective anticipated repayment dates, additional interest will accrue on the Class A-2 Notes equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond equivalent basis) on such anticipated repayment date of the United States treasury Security having a term closest to 10 years plus (ii) 5.00%, plus (iii) (1) with respect to the Class A-2-I Notes, 1.65% and (2) with respect to the Series 2022-1 Class A-2-II Notes, 2.20%, exceeds the original interest rate. The Class A-2 Notes rank pari passu with the Variable Funding Notes.

The Notes are secured by the collateral described below under “Guarantees and Collateral.”

Guarantees and Collateral

Pursuant to the Guarantee and Collateral Agreement dated as of the August 1, 2018 (the “Guarantee and Collateral Agreement”), previously filed on Form 8-K on August 1, 2018, among Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and have secured the guarantee by granting a security interest in substantially all of their assets.

The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”). The assets of the Securitized Entities (the “Securitized Assets”) include substantially all of the Company’s revenue-generating assets in the United States, which principally consist of franchise-related agreements, certain corporate-owned store assets, equipment supply agreements and intellectual property and license agreements for the use of intellectual property. The pledge and collateral arrangements for the Master Issuer are included in the Base Indenture.

The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.

Management of the Securitized Assets

None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated as of the Closing Date (as amended as set forth below, the “Management Agreement”), among the Securitization Entities, Planet Fitness Holdings, LLC, as manager, and Citibank, N.A. as trustee. The Management Agreement was amended by the First Amendment to the Management Agreement dated as of the Closing Date, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Planet Fitness Holdings, LLC acts as the manager with respect to the Securitized Assets. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property, operation of corporate-owned stores and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager is entitled to the payment of a regular management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement.

The manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents, for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, the sum of system-wide sales being below certain levels on certain measurement dates, certain manager termination events (including in certain cases a change of control of Planet Fitness Holdings, LLC), an event of default and the failure to repay or refinance the Notes on the applicable anticipated repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

A portion of the net proceeds of the offering has been or will be used to repay in full approximately $556.3 million of existing indebtedness under the Company’s senior secured credit facilities, to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility and to fund a portion of the previously announced acquisition of Sunshine (as defined below) in an amount up to $325 million.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Amended and Restated Base Indenture, dated February 10, 2022, a copy of which is attached hereto as Exhibit 4.1, the Series 2022-1 Supplement, February 10, 2022, a copy of which is attached hereto as Exhibit 4.2, the Guarantee and Collateral Agreement, dated August 1, 2018, previously filed on Form 8-K on August 1, 2018, and the First Amendment to the Management Agreement dated February 10, 2022, a copy of which is attached hereto as Exhibit 10.1, and each of which are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

The descriptions in Item 2.01 are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Equity Purchase Agreement

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 11, 2022, the Company entered into that certain Equity Purchase Agreement (the “Purchase Agreement”) with Pla-Fit Holdings, LLC, a wholly owned subsidiary of the Company (together with the Company, the “Buyers”), Sunshine Fitness Growth Holdings, LLC, a Delaware limited liability company (“Sunshine”), TSG7 A AIV III, L.P., a Delaware limited partnership, Sunshine Fitness Group Holdings, LLC, a Delaware limited liability company, Eric Dore, Shane McGuiness, Joseph Landau, The Glenn Dowler Irrevocable GST Trust of 2018, The Shannon Dowler Irrevocable GST Trust of 2018, Michael Hicks, The David W. Blevins Irrevocable GST Trust of 2020, and The Heather L. Blevins Irrevocable GST Trust of 2020, TSG7 A AIV III Holdings-A, L.P. (collectively, the “Sellers”), TSG7 A AIV III Holdings, L.P., a Delaware limited partnership (“Blocker” together with Sunshine, the “Acquired Entities” ), and TSG7 A AIV III, L.P., in its capacity as the Sellers’ Representative, pursuant to which the Buyers agreed to acquire all the outstanding equity interests of the Acquired Entities (the “Acquisition”).

On February 10, 2022, the Buyers completed the Acquisition pursuant to the terms of the Purchase Agreement. As previously reported, the aggregate consideration included approximately $425 million in cash consideration and $375 million of equity consideration, including a combination of shares of Class A Common Stock, par value $0.0001, of the Company (the “Class A Shares”) and membership units of Pla-Fit Holdings, LLC (“Pla-Fit Units”), together with shares of Class B Common Stock, par value $0.0001 (“Class B Shares” together with the Class A Shares and Pla-Fit Units, the “Equity Consideration”), of the Company. As finally determined under the Purchase Agreement, an aggregate of 517,348 Class A Shares, 3,637,678 Pla-Fit Units and Class B Shares will be issued at the closing of the Acquisition in accordance with Section 4(a)(2) of the Securities Act. The aggregate consideration is subject to customary post-closing adjustments. The source of funds used in connection with the Acquisition included cash and cash equivalents on hand and the proceeds from the offering of the Class A-2 Notes.

Registration Rights Agreement and Lock-Up Agreement

In connection with the Acquisition, the Company and Sellers entered into a registration rights agreement (the “Registration Rights Agreement”) and a lock-up agreement (the “Lock-Up Agreement”), pursuant to which the Equity Consideration will be subject to certain registration rights and transfer restrictions. Pursuant to the Registration Rights Agreement, the Company has agreed to register under the Securities Act the Equity Consideration for resale by the Sellers. The Company has agreed to file the registration statement on Form S-3 one Business Day after the Company files its Form 10-K for the fiscal year ended December 31, 2021. The Company has agreed to maintain the effectiveness until the Equity Consideration can be freely traded pursuant to Rule 144 under the Securities Act. The Equity Consideration will be released from lock-up as follows: (a) with respect to 50% of the Equity Consideration, the one (1) year anniversary of the date of the Closing; (b) with respect to 25% of the Equity Consideration, the earlier of (i) one Business Day after the Company has publicly furnished its earnings release under Item 2.02 of Form 8-K for the fiscal year ended December 31, 2021 or (ii) the date the Company is obligated to file its annual report on Form 10-K for the fiscal year ended December 31, 2021 and (c) with respect to an additional 25% of the Equity Consideration, the earlier of (y) one Business Day after the Company has publicly furnished its earnings release under Item 2.02 of Form 8-K for the fiscal quarter ended March 31, 2022 or (z) the date the Company is obligated to file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022.

The description of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement. Copies of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement are attached hereto as Exhibits 2.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events

In connection with the completion of the securitization transaction, the Company issued a press release on the Closing Date, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements related to the Acquisition required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information related to the Acquisition required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits

2.1*	Equity Purchase Agreement, dated January 10, 2022, by and among the Company, Pla-Fit Holdings, LLC, Sunshine Fitness Growth Holdings, LLC, TSG7 A AIV III, L.P., Sunshine Fitness Group Holdings, LLC, Eric Dore, Shane McGuiness, Joseph Landau, The Glenn Dowler Irrevocable GST Trust of 2018, The Shannon Dowler Irrevocable GST Trust of 2018, Michael Hicks, The David W. Blevins Irrevocable GST Trust of 2020, and The Heather L. Blevins Irrevocable GST Trust of 2020, TSG7 A AIV III Holdings-A, L.P., TSG7 A AIV III Holdings, L.P., and TSG7 A AIV III, L.P., in its capacity as the Sellers’ Representative, as amended by that certain Amendment No. 1, dated February 9, 2022.

4.1	Amended and Restated Base Indenture dated February 10, 2022 between Planet Fitness Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.

4.2	Series 2022-1 Supplement dated February 10, 2022, between Planet Fitness Master Issuer LLC, as Master Issuer of the Series 2022-1 fixed rate senior secured notes, Class A-2, and Series 2022-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2022-1 Securities Intermediary.

10.1	First Amendment dated February 10, 2022 to Management Agreement among Planet Fitness Master Issuer LLC, Planet Fitness SPV Guarantor LLC, certain subsidiaries of Planet Fitness Master Issuer LLC party thereto, Planet Fitness Holdings, LLC, as Manager, and Citibank, N.A., as Trustee.

10.2	Registration Rights Agreement, dated February 10, 2022, by and among the Company and the holders party thereto.

10.3	Form of Lock-Up Agreement, dated as of February 10, 2022, by and among the Company, Plat-Fit Holdings, LLC and the holders party thereto.

99.1	Press Release dated February 10, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer

Dated: February 10, 2022